SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 30, 2009

WINDTAMER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794
(Commission File Number)	(IRS Employer Identification No.)

6053 Ely Avenue, Livonia, New York	14487
(Address of Principal Executive Offices)	(Zip Code)

(585) 346-6442
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On December 30, 2009, the Board of Directors of WindTamer Corporation (the “Company”) elected Steve DiNunzio as a Director of the Company effective December 30, 2009.  In connection with the election, the Board increased its number of members from 5 to 6.

Also, in connection with this election, Mr. DiNunzio was granted an option under the Company's 2008 Equity Incentive Plan (the "Plan") to purchase 16,667 shares of the Company's common stock.  The option has a term of 10 years, vests on the first anniversary of his start date and has an exercise price of $0.65 per share.  The award is contained in a Stock Option Award Agreement with Mr. DiNunzio dated December 30, 2009.  The form of the Stock Option Award Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  As a non-employee director, Mr. DiNunzio will also be eligible to receive an annual grant of stock options under the Plan pursuant to the Company's Non-Employee Director Compensation Plan.  See Exhibit 10.2 attached hereto, which is incorporated herein by reference.

There is no arrangement or understanding between Mr. DiNunzio and any other person, pursuant to which Mr. DiNunzio is to be selected as a director of the Company that would require disclosure under Item 401(b) of Regulation S-K.  Mr. DiNunzio is not expected to be named to any committee of the Board of Directors.  Mr. DiNunzio is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

With the exception of the Stock Option Award Agreement and Non-Employee Director Compensation Plan described above, there is no material plan, contract or arrangement to which Mr. DiNunzio is a party, or in which he participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of his appointment as Director.

A copy of the press release announcing the appointment of Mr. DiNunzio as a Director of the Company is attached hereto as Exhibit 99.1.

(e)           On December 30, 2009, the Compensation Committee of the Board of Directors of WindTamer Corporation (the “Company”) approved an increase of the annual salary of Gerald Brock, the Chief Executive Officer of the Company, from $192,500 to $225,000 effective January 1, 2010.

Item 8.01 Other Events

On December 30, 2009, the Company's Compensation Committee and Board of Directors approved an amendment to the Company's Non-Employee Director Compensation Plan (the "Director Plan").  The Director Plan provides for an annual award to non-employee directors of stock options to purchase 200,000 shares of common stock on January 5th of each year. The awards are made under the Company's existing 2008 Equity Incentive Plan.  Non-employee directors first elected after January 1st of any given fiscal year are entitled to a pro-rated award.   The amendment clarifies that such awards shall be pro-rated for each full or partial month remaining during the year in which the director is elected.  A summary of the Director Plan, as amended, is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01

(d)           Exhibits

Exhibit Number	Description

10.1
Form of Stock Option Agreement with Non-Employee Directors under 2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

10.2	WindTamer Corporation Non-Employee Director Compensation Plan.

99.1	Press Release issued January 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date:  January 4, 2010                                                          /s/ Gerald E. Brock_____________
Name:    Gerald E. Brock
Title:      Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Form of Stock Option Agreement with Non-Employee Directors under 2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

10.2	WindTamer Corporation Non-Employee Director Compensation Plan.

99.1	Press Release issued January 4, 2010